DEVELOPMENT AGREEMENT

                                 (WEST VIRGINIA)

                                  INTRODUCTION

THIS DEVELOPMENT AGREEMENT (this "Development Agreement") from ENERGY CORPORATION OF AMERICA, a West Virginia corporation, with offices at 4643 South Ulster Street, Suite 100, Denver, Colorado 80237-2867 ("ECA") and EASTERN AMERICAN ENERGY CORPORATION, a West Virginia corporation, with offices at 501 56th Street, Charleston, West Virginia 25304 ("Eastern") (ECA and Eastern are sometimes hereinafter collectively referred to as "Operator"), to BLACK STONE ACQUISITIONS PARTNERS II, L.P., a Delaware limited partnership, BLACK STONE
ACQUISITIONS PARTNERS II-B, L.P., a Delaware limited partnership, and HATFIELD ROYALTY, L.P., a Delaware limited partnership, with offices at 1001 Fannin, Suite 2020, Houston, Texas, 77002 (collectively "Black Stone"), is delivered to be effective as of 7:00 a.m., Eastern Time, April 1, 2005 (the "Effective Time").

     Operator and Black Stone contemporaneously herewith have entered into each of the following conveyances dated effective as of January 1, 2005 (i) Term Royalty Conveyance (West Virginia) ("West Virginia Conveyance"), (ii) Term
Royalty  Conveyance  (Pennsylvania)  ("Pennsylvania  Conveyance"),  (iii)  Term
Royalty Conveyance (Kentucky) ("Kentucky Conveyance") collectively the "Term Royalty Conveyance," and the Term Royalty Agreement dated May 17, 2005 between Operator and Black Stone (the "Term Royalty Agreement"). In connection with the Term Royalty Conveyance, Operator has agreed to undertake certain obligations during the term of the Term Royalty Conveyance with respect to the Subject Interests and the Development Wells to be drilled on AMI Areas designated in the Term Royalty Conveyance.

                                    ARTICLE I

                                   DEFINITIONS

     All capitalized words, terms, and the phrases used in this Development Agreement and not defined herein shall have the meanings ascribed thereto in the Term Royalty Agreement and Term Royalty Conveyance. Certain other capitalized words, terms, and phrases used in this Development Agreement are defined elsewhere in this Development Agreement.

     "Adjusted Completed Well Development Well Value" means, with respect to each Completed Development Well, the value obtained by multiplying for each Completed Development Well drilled or caused to be drilled by Operator during any Annual Period one (1) times the Working Interest (stated as a decimal fraction or 1.00, where Operator holds a 100% Working Interest), that Operator is required to bear in such Completed Development Well. For example, if Operator holds an eighty-five percent (85%) Working Interest in a Completed Development Well, the computation would be:


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                                  1 x .85 = .85

therefore, such Completed Development Well would have a .85 Adjusted Completed Development Well Value.

     "Annual Drilling Target" means that number of Completed Development Wells where (a) the cumulative total of all the Adjusted Completed Development Well Values for all Completed Development Wells drilled by or caused to be drilled by Operator during the first Annual Period equals not less than sixty (60), (b) the cumulative total of all the Adjusted Completed Development Well Values for all Completed Development Wells drilled during the first two Annual Periods equals not less than One Hundred Twenty (120), and (c) the cumulative total of all the Adjusted Completed Development Well Values for all Completed Development Wells drilled during the first three Annual Periods equals not less than the Total Drilling Commitment.

     "AMI Areas" mean the areas depicted on the map set forth on Exhibit B as the Yawkey Freeman AMI and the PK AMI.

     "Annual Period" means the annual period commencing on April 1 each year and ending on March 31 of the succeeding year.

     "Assignor's Net Share of Gas" means the share of Subject Gas from each Well that is attributable to Operator's Net Revenue Interest in that Well.

     "Completed Development Well" means the Wellbore of any Development Well that is completed pursuant to Section 2.02 herein in the Big Lime formation or deeper formation(s).

     "Deed of Trust" means the Credit Line Deed of Trust from Eastern to Black Stone referenced in Section 2.18.

     "Development  Well"  means  any  Gas  well  drilled,  within the meaning of
Section 2.01(b) of the Development Agreement, after the Effective Time of this Agreement on the Subject Development Lands.

     "Drilling  Obligation  Completion  Date"  means  March  31,  2008.

     "Effective  Time"  means  April  1,  2005.

     "Gas" means natural gas and all other gaseous hydrocarbons, and all non-combustible gas that are contained in the full wellstream.

     "Producing Well" means the Wellbore of each Gas well more particularly described in Exhibit A-1 to the Term Royalty Conveyance, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-1 to the Term Royalty Conveyance.

     "Reasonably Prudent Operator Standard" means the standard of conduct of a reasonably prudent oil and gas operator in the Appalachian Basin under the same or similar circumstances, acting with respect to its own property and disregarding the existence of the Term Royalty Interest as a burden on such property.


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     "Subject  Development  Lands"  means the lands subject to or covered by the oil and gas leases described in Exhibit A-2, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-2, as such Exhibit may be modified pursuant to the Term Royalty Conveyance.

     "Subject Gas" means with respect to each Well, Gas in and under, and that may be produced, saved, and sold from all producing horizons from the Wellbore of such Well, subject to the following:

          (a)  "Subject  Gas"  excludes  Gas  that  is:

                    (i) lost in accordance with the Reasonably Prudent Operator Standard in the production, gathering, or marketing of Gas, or that is liquefied and removed from the gas stream in the normal course of Operator's operation, consistent with prior practice, via any method other than processing as contemplated in the Term Royalty Conveyance;

                    (ii) subject to the Reasonably Prudent Operator Standard, used in operations on the Subject Lands, including drilling and production operations on the Subject Development Lands); or

                    (iii) retained by a Third Person, or Operator (pursuant to Section 3.02(c)) of the Term Royalty Conveyance, for gathering, transportation, processing, or marketing services related to the Subject Gas in lieu of or in addition to cash payment for such services; or

                    (iv) in excess of the percentage attributable to Assignor's Net Share of Gas taken by Operator to recover costs, or some multiple of costs, paid or incurred by Operator under any operating agreement, unit agreement, or other agreement in connection with nonconsent operations conducted (or participated in) by Operator.

     (b) "Subject Gas" includes Gas, not otherwise excluded above, that is sold or otherwise disposed of for valuable consideration.

     "Subject Interests" means Operator's undivided interests in the Subject Lands as lessee under Gas leases covering and affecting the Subject Lands, as an owner of the Subject Gas (or the right to extract such Gas), or otherwise, by virtue of which undivided interests Operator has the right to conduct exploration, drilling, development, and Gas production operations on the Subject Lands, or to cause such operations to be conducted, or to participate in such operations by paying and bearing all or any part of the costs, risks, and liabilities of such operations, to drill, test, complete, equip, operate, and produce Wells to exploit the Gas. Any oil and gas lease or other similar instrument that covers Gas produced from the Subject Lands shall be considered a "Gas lease" hereunder, even if it also covers other substances. "Subject Interests" includes all extensions and renewals of Gas leases covering and affecting the Subject Lands acquired within six (6) months after the expiration or termination of any such lease, and all new Gas leases covering the Subject Lands (or any portion thereof) obtained by Operator, or any Affiliate


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
thereof prior to the termination of the Development Agreement. "Subject Interests" do not include (a) Operator's rights to substances other than Gas;
(b) Operator's rights under contracts for the purchase, sale, transportation, storage, processing, or other handling or disposition of Gas; (c) Operator's interests in, or rights with respect to, pipelines, gathering systems, storage facilities, processing facilities, or other equipment or facilities, other than the Wells; or (d) subject to Section 1.04(c) of the Term Royalty Conveyance, any after-acquired, additional, or enlarged interests in the Wells, Subject Lands or Subject Gas, except those reflected in Exhibit A-1 to the Term Royalty Conveyance or Exhibit A-2 or any Additional Lease as provided for in Section
12.01 of the Term Royalty Conveyance, or extensions and renewals covered by the preceding sentence. "Subject Interests" may be owned by Operator by virtue of grants or reservations in deeds, Gas leases, or other instruments, or by virtue of operating agreements, pooling or unitization agreements or orders, or other kinds of instruments, agreements, or documents, legal or equitable, recorded or unrecorded. The Subject Interests are subject to the Permitted Encumbrances.

     "Subject Lands" means collectively, the Subject Producing Lands and the Subject Development Lands.

     "Subject Producing Lands" means the lands subject to or covered by the oil and gas leases described in Exhibit A-1 to the Term Royalty Conveyance for lands related to the Producing Wells, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-1 to the Term Royalty Conveyance.

     "Term  Royalty Agreement" is defined in the Introduction to this Agreement.

     "Term Royalty Conveyance" is defined in the Introduction to this Agreement.

     "Term Royalty Gas" means, for any month, that percentage of Gas to which Black Stone is entitled, calculated in accordance with the Term Royalty Conveyance.

     "Term Royalty Interest" means the variable undivided interest in and to the Subject Interests, to the extent that the Subject Interests pertain to Gas in, under and that may be produced from the Wellbores of the Wells, sufficient to cause Black Stone to receive a volume of Term Royalty Gas and the revenues attributable thereto calculated and paid in money in accordance with Section
3.01  of  the  Term  Royalty  Conveyance.

     "Term Royalty Proceeds" means, for any month, proceeds received by Assignor for the account of Assignee, as Black Stone's marketing and payment agent and representative, from the sale of Term Royalty Gas under this Conveyance less Chargeable Costs calculated in accordance with Section 3.03 of the Term Royalty Conveyance.

     "Total Drilling Commitment" means that number of Completed Development Wells where the cumulative total of all such Adjusted Completed Development Well Value for all Completed Development Wells drilled by or caused to be drilled by Operator equals 180.

     "Termination Date" is defined in Section 1.02.


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
     "Transfer" including its syntactical variants, means any assignment, sale, transfer, conveyance, or disposition of any property; provided, Transfer as used herein does not include the granting of a security interest in Operator's interest in any property including the Subject Interests or Subject Lands so long as any such security interest shall not affect and is made expressly subject to the Term Royalty Interest.

     "Wells" means, collectively, the Wellbores of the Producing Wells and the Completed Development Wells.

                                   ARTICLE II
                  DEVELOPMENT OF THE SUBJECT DEVELOPMENT LANDS

     SECTION  2.01     DRILLING  PROGRAM.

     (a) OBLIGATION TO DRILL. In each of the first three Annual Periods during the Development Agreement Term, Operator shall, subject to the terms of this Article II, drill, or cause to be drilled, at Operator's sole cost, (i) such number of Completed Development Wells that is necessary to achieve the Annual Drilling Target and (ii) such number of Completed Development Wells as to achieve the Total Drilling Commitment prior to the Drilling Obligation Completion Date; it being understood that so long as Operator is performing its obligations hereunder in good faith and with due diligence the drilling and testing operations may extend beyond the last day of an Annual Period for which such Completed Development Well is being included to meet Operator's obligations under this Section 2.01(a), and provided further that Operator shall have an additional ninety (90) day period at the end of each Annual Period and that the Drilling Obligation Completion Date to perform its obligations pursuant to this
Section 2.01(a). Operator further agrees to use commercially reasonable efforts to drill seventy (70) Completed Development Wells during the first Annual Period, sixty (60) Completed Development Wells during the second Annual Period, and fifty (50) Completed Development Wells during the third Annual Period.

     (b) MEANING OF "DRILL." For purposes of this Section 2.01, to "drill" means to commence the actual drilling of a Development Well, and thereafter to drill that Development Well diligently to the target depth (or target depths, in the case of multiple target producing horizons) that Operator has determined, in accordance with the Reasonably Prudent Operator Standard, may encounter producing Gas horizons and then to test that Development Well for the production of Gas.

     (c) ADDITIONAL DEVELOPMENT WELLS. Any number of Completed Development Wells drilled which result in the Annual Drilling Target being exceeded in any Annual Period may be carried forward and applied against Operator's obligation, if any, under Section 2.01(a) for the subsequent Annual Period.

     SECTION 2.02 OBLIGATION TO COMPLETE AND EQUIP. Operator shall, at Operator's sole cost, attempt to complete each Development Well in all formations which, in Operator's opinion exercised in accordance with the Reasonably Prudent Operator Standard, are capable of producing in commercial quantities. Operator acknowledges that the Term Royalty Interest would be adversely affected if Operator fails to attempt to complete each Completed


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
Development Well in all formations reasonably expected to be capable of producing in commercial quantities and, therefore, expressly covenants to protect the Term Royalty Interest as it relates to each Completed Development Well from any and all drainage that might occur should Operator not complete in all such formations. Operator shall equip for production each Development Well that is successfully completed and, when it is equipped and connected to a gathering line or pipeline, shall commence production. Operator shall plug and abandon all Development Wells that are unsuccessful.

     SECTION 2.03 UNDRILLABLE LOCATIONS/FAILURE TO REACH DEEP FORMATIONS/DRY HOLE. If Operator fails, in the exercise of the Reasonably Prudent Operator Standard, to reach the Big Lime formation or deeper due to geological subsurface conditions, impenetrable substances or drills a dry hole, such drill site or well shall not be counted as a Completed Development Well nor toward the Total Drilling Commitment hereunder. Nothing herein shall be construed to grant to Black Stone, an interest in any wells drilled on the Subject Development Lands after the Total Drilling Commitment has been achieved.

     SECTION 2.04 TERMINATION. After the drilling obligations in Section 2.01(a) have been satisfied in addition to all other obligations of Operator under this Agreement, Black Stone shall, on request, execute, acknowledge, and deliver to Operator a recordable instrument that terminates this Development Agreement.

     SECTION 2.05 COSTS AND EXPENSES OF DEVELOPMENT WELLS AND COMPLETED DEVELOPMENT WELLS. All costs associated with or paid or incurred in connection with the drilling, testing, completing, equipping for production, operating and/or plugging and abandoning of the Development Wells and Completed Development Wells shall be borne solely by Operator, but Operator may use reasonable amounts of Subject Gas in such operations without any duty to account to Black Stone under any of the Term Royalty Interests or Term Royalty Conveyance, and Operator shall hold harmless and indemnify Black Stone from and against any and all such cost, risk, liability or obligation (including, without limitation, court costs and reasonable attorneys' fees) that are attributable thereto, including, but not limited to, any liability resulting from the condition thereof under any federal, state, or local statute, regulation, rule, ordinance or order relating to the environment or health and safety.

     SECTION  2.06     SURVIVAL  OF  OBLIGATION.  Operator's  obligation  under
Section 2.01(a) shall survive, even if (i) any of the Term Royalty Interest in the Subject Development Lands is Transferred or released in whole or in part by Black Stone or (ii) notwithstanding Sections 11.01 through 11.04 of each of the Term Royalty Conveyance, Operator Transfers, mortgages or pledges the Subject Development Lands or Subject Interests.

     SECTION 2.07 ADDITIONAL LEASES. In the event that Operator acquires any additional leases ("Additional Lease") other than the Subject Interests in the AMI Areas prior to Operator's satisfaction of Operator's drilling requirements in Section 2.01, Operator and Black Stone shall execute, acknowledge, and deliver an instrument that amends this Development Agreement so that such Additional Lease will be part of the Subject Interests and Subject Development Lands hereunder.


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     SECTION  2.08     TITLE DUE DILIGENCE.  Prior to commencing the drilling of
any Development Well, Operator will perform such title due diligence and such title curative work as would be performed by an oil and gas operator drilling a well and acting in accordance with the Reasonably Prudent Operator Standard.

     SECTION 2.09 WELLS. Prior to the satisfaction of Operator's drilling requirements in Section 2.01, Operator shall not, and shall cause its Affiliates not to, nor permit any other Person to, drill any well on the Subject Development Lands in the AMI Areas that will not be a Development Well hereunder; provided however that any Development Well that does not constitute a Completed Development Well shall not be deemed a violation of this Section 2.09, so long as such Development Well is drilled in compliance with Section 2.13.

     SECTION 2.10 BLACK STONE NOT LIABLE. Black Stone shall not be personally liable or responsible under this Development Agreement for any cost, risk, liability, or obligation associated in any way with the ownership or operation of the Subject Lands, the Subject Interests, the Wells, the Subject Gas, or the plugging and abandoning of any Wells, and Operator shall hold harmless and indemnify Black Stone from and against any and all such cost, risk, liability or obligation (including, without limitation, court costs and reasonable attorneys' fees) that are attributable thereto, including, but not limited to, any liability resulting from the condition thereof under any federal, state, or local statute, regulation, rule, ordinance or order relating to the environment or health and safety.

     SECTION 2.11 STANDARDS OF CONDUCT. Except as otherwise specifically provided in the Term Royalty Conveyance and the Term Royalty Agreement, Operator shall (a) operate and maintain the Subject Interests and Wells and (b) make elections under each applicable lease, operating agreement, unit agreement, contract for development, and other similar instrument or agreement (including elections concerning abandonment of any Well or release of any Subject Interest) in good faith and in accordance with the Reasonably Prudent Operator Standard and consistent with Assignor's prior practice.

     SECTION 2.12 ABANDONMENT OF PROPERTIES. Nothing in this Development Agreement, other than the Reasonably Prudent Operator Standard, shall obligate Operator to continue to operate any Well or to operate or maintain in force or attempt to maintain in force any Subject Interest when such Well or Subject Interest ceases to produce, or Operator determines, in good faith and in accordance with the terms hereof, that such Well or Subject Interest is not capable of producing Gas in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof. Any Well abandoned by Operator hereunder shall be plugged and abandoned, at Operator's sole risk and expense, in accordance with all applicable federal, state and/or local laws, statutes, rules and regulations.

     SECTION 2.13 NO DRAINAGE. At no time during the Development Agreement Term, shall Operator or any of its Affiliates drill, or permit any other person to drill, any Gas well within one thousand two hundred fifty feet (1,250') of any Well where such Gas well would produce oil or gas from the same formations or horizons as any Well situated within said distance.


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     SECTION  2.14     NONPERFORMANCE.  Should  Operator  be  prevented  from
complying with any of its obligations, express or implied, under the terms of this Development Agreement, by reason of Force Majeure or any other reason, then while so prevented, Operator's obligation to comply therewith shall be suspended and Operator shall not be liable for damages for failure to so comply; provided, however, this Development Agreement shall be extended while and so long as Operator is prevented by any such cause from complying with the such obligations, and the time while Operator is so prevented shall be added to the Development Agreement Term. No event of Force Majeure or any other cause shall excuse Operator's obligation to make payments of Term Royalty Proceeds to Black Stone.

     SECTION 2.15 FORCE MAJEURE. "Force Majeure" means any of the following, to the extent they are not caused solely by the breach by Operator of its duty to perform certain obligations under this Development Agreement in accordance with the Reasonably Prudent Operator Standard: (a) act of God, fire, lightning, landslide, earthquake, storm, hurricane, hurricane warning, flood, high water, washout, tidal wave, or explosion;

     (b) strike, lockout, or other similar industrial disturbance, act of the public enemy, war, military operation, blockade, insurrection, riot, epidemic, arrest or restraint of Governmental Authority or people, or national emergency;

     (c) inability of the Operator to acquire, or the delay on the part of any Third Person (other than an Affiliate of the Operator) in acquiring materials, supplies, machinery, equipment, servitudes, right-of-way grants, easements, permits, or licenses, or approvals or authorizations by regulatory bodies needed to enable such Party to perform hereunder;

     (d) breakage of or accident to machinery, equipment, or lines of pipe, the repair, maintenance, improvement, replacement, alteration to a plant or line of pipe or related facility, the testing of machinery, equipment or line of pipe, or the freezing of a line of pipe;

     (e)     any Legal Requirement or the affected Party's compliance therewith;
or

     (f) any other cause, whether similar or dissimilar to the causes enumerated in (a) through (e) above, not reasonably within the control of Operator.

     SECTION 2.16 FORCE MAJEURE NOTICE. Operator will give Black Stone a Notice of each Force Majeure as soon as reasonably practicable after the occurrence of the Force Majeure.

     SECTION 2.17 REMEDY OF FORCE MAJEURE EVENT. Eastern will use commercially reasonable efforts to remedy each Force Majeure and resume full performance under this Development Agreement as soon as reasonably practicable, except that the settlement of strikes, lockouts, or other labor disputes shall be entirely within the discretion of Operator.

     SECTION 2.18 LIEN. Simultaneously herewith, Eastern shall execute and deliver to Black Stone the Credit Line Deed of Trust, which shall secure the obligation of Operator to satisfy the Total Drilling Commitment by the Drilling Obligation Completion Date (plus the 90 day grace period) provided for in
Section  2.01(a)  hereof.  Black  Stone  acknowledges  that  its  sole  remedy


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for  a  failure  by Operator to perform such obligation shall be the foreclosure rights  set  forth  in  the  Credit  Line  Deed  of  Trust.

                                   ARTICLE III
                                OTHER PROVISIONS

     SECTION 3.01 SUCCESSORS AND ASSIGNS. Subject to the limitations and restrictions on the assignment or delegation by the Parties of their rights and interests under this Development Agreement, this Development Agreement binds and inures to the benefit of Operator, Black Stone and their respective successors, assigns, and legal representatives.

     SECTION 3.02 GOVERNING LAW. Insofar as permitted by otherwise applicable Legal Requirements, this Development Agreement shall be construed under and governed by the laws of the State of West Virginia (excluding choice of law and conflict of law rules); provided, however, that, with respect to any portion of the Subject Interests located outside of the State of West Virginia, the laws of the place in which such Subject Interests is located in, shall apply where mandatorily required by the laws of such State.

     SECTION 3.03 CONSTRUCTION OF DEVELOPMENT AGREEMENT. In construing this Development Agreement, the following principles shall be followed:

     (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Development Agreement and not as an aid in its construction;

     (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Development Agreement;

     (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions;

     (d) a defined term has its defined meaning throughout this Development Agreement, regardless of whether it appears before or after the place in this Development Agreement where it is defined;

     (e)     the plural shall be deemed to include the singular, and vice versa;
and

     (f) each exhibit, attachment, and schedule to this Development Agreement is a part of this Development Agreement, but if there is any conflict or inconsistency between the main body of this Development Agreement and any exhibit, attachment, or schedule, the provisions of the main body of this Development Agreement shall prevail.

     SECTION 3.04 NO WAIVER. Failure of either Party to require performance of any provision of this Development Agreement shall not affect either Party's right to require full performance thereof at any time thereafter, and the waiver by either Party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

     SECTION 3.05 RELATIONSHIP OF PARTIES. This Development Agreement does not create a partnership, mining partnership, joint venture, or relationship of trust or agency between the Parties.

     SECTION 3.06 FURTHER ASSURANCES. Each Party shall execute, acknowledge, and deliver to the other Party all additional instruments and other documents reasonably required to evidence or effect any transaction contemplated by this Development Agreement.

     SECTION 3.07 THE 7:00 A.M. CONVENTION. Except as otherwise provided in this Development Agreement, each calendar day, month, quarter, and year shall be deemed to begin at 7:00 a.m. Eastern Time on the stated day or on the first day of the stated month, quarter, or year, and to end at 7:00 a.m. Eastern Time on the next day or on first day of the next month, quarter, or year, respectively.

     SECTION  3.08     COUNTERPART  EXECUTION.

     (a) MULTIPLE COUNTERPARTS. Multiple counterparts of the Development Agreement have been recorded in the counties where the Subject Development Lands are located. The counterparts are identical except to facilitate recordation, the counterpart recorded in each county may contain property descriptions relating only to the Subject Development Lands located in that county. A counterpart of the Development Agreement containing all property descriptions of Subject Development Lands will be filed for record in Kanawha County, West Virginia.

     (b) MULTIPLE COUNTIES. If any Subject Development Lands are located in more than one county, the description of such Subject Development Lands may be included in any one or more counterparts prepared for recordation in separate counties, but the inclusion of the same property description in more than one counterpart of this Development Agreement shall not be construed as having effected any cumulative, multiple, or overlapping interest in the Subject Lands in question.

     SECTION 3.09 BINDING EFFECT. This Development Agreement shall constitute a covenant running with and constituting a burden on the land and leases included within the AMI Areas. In addition, in the event of a foreclosure by Black Stone under the Credit Line Deed of Trust between Eastern and Black Stone of even date and recorded simultaneously herewith, this Development Agreement shall continue in full force and effect and shall be binding upon any subsequent successor in interest to Operator.

     SECTION 3.10 OTHER AGREEMENTS. This Development Agreement is being executed pursuant to the Term Royalty Agreement and in connection with the Term Royalty Conveyance. In the event of a conflict in the terms and conditions of this Development Agreement and the Term Royalty Agreement, the terms and conditions of this Development Agreement shall control. In the event of a conflict in the terms and conditions of this Development Agreement and the Term Royalty Conveyance, the terms and conditions of the Term Royalty Conveyance shall control.

IN WITNESS WHEREOF, each Party has caused this Development Agreement to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Development Agreement, to be effective as of the Effective Time.


ATTEST:               ENERGY  CORPORATION  OF  AMERICA


                      By:    /s/ Donald C. Supcoe
                         ----------------------------------
                      Name:  Donald  C.  Supcoe
                      Title: Sr.  Vice  President



ATTEST:               EASTERN  AMERICAN  ENERGY  CORPORATION


                      By:    /s/ Donald C. Supcoe
                         ----------------------------------
                      Name:  Donald  C.  Supcoe
                      Title: President


ATTEST:               BLACK  STONE  ACQUISITIONS  PARTNERS  II,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President



                      BLACK  STONE  ACQUISITIONS  PARTNERS  II-B,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President



                      HATFIELD  ROYALTY,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On  this,  the  10th  day  of June, 2005, before me ____________________, a
Notary public, personally appeared Donald C. Supcoe, as Sr. Vice President of Energy Corporation of America, a West Virginia corporation, and executed the foregoing instrument on behalf of said corporation.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                             _____________________________


My  Commission  Expires:_________________




THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF     KANAWHA             S

     On  this,  the 10th day of June, 2005, before me _______________________, a
Notary public, personally appeared Donald C. Supcoe, as President of Eastern American Energy Corporation, a West Virginia corporation, and executed the foregoing instrument on behalf of said corporation.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                             _____________________________


My  Commission  Expires:_________________

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Black Stone Acquisitions Partners II, L.P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                             _____________________________


My  Commission  Expires:_________________




THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Black Stone Acquisitions Partners II-B, L.P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                             _____________________________


My  Commission  Expires:_________________

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Hatfield Royalty, L. P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                             _____________________________

My  Commission  Expires:_________________




Prepared  by:

     TAMMY J. OWEN, ESQ.
     GOODWIN & GOODWIN, LLP
     P. O. BOX 2107
     CHARLESTON,  WV  25328-2107
     WV STATE BAR NO.    5552


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